                          ABLE ELECTRONICS CORPORATION
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                         APRIL 3, 2005 AND APRIL 4, 2004

                                                                               .
                                                                               .
                                                                               .


                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Independent Auditors' Report                                                  1

Consolidated Balance Sheets                                               2 - 3

Consolidated Statements of Income                                             4

Consolidated Statements of Changes in Stockholders' Equity                    5

Consolidated Statements of Cash Flows                                         6

Notes to Consolidated Financial Statements                               7 - 16

ARMANINO McKENNA LLP
Certified Public Accountants & Consultants
12667 Alcosta Blvd., Suite 500
San Ramon, CA 94583-4427
ph: 925.790.2600
fx: 925.790.2601
www.amllp.com


                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Able Electronics Corporation and Subsidiary
Hayward, California

We have audited the accompanying consolidated balance sheets of Able Electronics Corporation and Subsidiary as of April 3, 2005 and April 4, 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Able Electronics Corporation and Subsidiary as of April 3, 2005 and April 4, 2004, and the results of their operations and their cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                     /s/ ARMANINO McKENNA LLP
                                                         ARMANINO McKENNA LLP

April 19, 2005


                             SAN RAMON *SAN LEANDRO

                  ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                          Consolidated Balance Sheets
                        April 3, 2005 and April 4, 2004


                                     ASSETS

                                                                                                            2004
                                                                                      2005                Restated
                                                                                    (52 week              (53 week
                                                                                     period)               period)
                                                                                   -----------          -----------
Current assets
   Cash                                                                            $    57,066          $    10,964
   Investments, trading, at fair value                                                   8,309                8,031
   Receivables
     Trade receivables (net of allowance for doubtful
      accounts of $10,674 in 2005 and $12,544 in 2004)                               3,663,665            3,920,468
     Related party                                                                      67,339                    -
     Income tax receivable                                                              74,765               82,826
     VAT taxes receivable                                                               49,345               48,968
   Note receivable, trade (net of discount of $48,462 in 2005)                         460,462                    -
   Inventory (net of reserve of $60,864 in 2005 and $57,927 in 2004)                 3,879,832            3,857,704
   Prepaid expenses                                                                     89,650              135,266
   Deferred tax asset, current portion                                                 106,100              138,000
                                                                                   -----------          -----------
     Total current assets                                                            8,456,533            8,202,227
Property and equipment, net of accumulated
  depreciation and amortization                                                      1,672,225            2,147,264
Deferred tax asset, less current portion                                               111,000              160,100
Intangible asset, net                                                                        -               30,652
Deposits                                                                               184,592              125,820
                                                                                   -----------          -----------

     Total assets                                                                  $10,424,350          $10,666,063
                                                                                   ===========          ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                          Consolidated Balance Sheets
                        April 3, 2005 and April 4, 2004


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                                           2004
                                                                                      2005               Restated
                                                                                    (52 week             (53 week
                                                                                     period)              period)
                                                                                   -----------          -----------
Current liabilities
   Accounts payable                                                                $ 2,273,410          $ 2,764,042
   Accrued liabilities                                                                 248,676              271,172
   Line of credit                                                                    3,156,642            3,468,549
   Income taxes payable                                                                438,272              166,000
   Note payable, current portion                                                       416,333              416,666
   Capital lease obligations, current portion                                          209,965              194,582
   Notes payable to stockholders                                                     1,000,000            1,000,000
                                                                                   -----------          -----------
     Total current liabilities                                                       7,743,298            8,281,011
Deferred income tax liability                                                                -               79,000
Note payable, less current portion                                                           -              520,834
Capital lease obligations, less current portion                                        187,684              397,649
Deferred rent                                                                          394,183              357,449
                                                                                   -----------          -----------
     Total liabilities                                                               8,325,165            9,635,943
                                                                                   -----------          -----------
Stockholders' equity
   Common stock                                                                        500,000              500,000
   Retained earnings                                                                 1,599,185              530,120
                                                                                   -----------          -----------
     Total stockholders' equity                                                      2,099,185            1,030,120
                                                                                   -----------          -----------
     Total liabilities and stockholders' equity                                    $10,424,350          $10,666,063
                                                                                   ===========          ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income
             For the Periods Ended April 3, 2005 and April 4, 2004

                                                                                 2004
                                                              2005             Restated
                                                            (52 week           (53 week
                                                             period)            period)
                                                           -----------        -----------

Net sales                                                  $28,595,528        $26,662,601
Cost of sales                                               23,452,331         21,614,280
                                                           -----------        -----------
Gross profit                                                 5,143,197          5,048,321
Selling, general, and administrative expenses                3,019,069          3,547,061
Depreciation and amortization                                   87,044            122,519
                                                           -----------        -----------
Income from operations                                       2,037,084          1,378,741
                                                           -----------        -----------
Other income (expense)
   Interest income                                                 589                237
   Interest expense                                           (345,608)          (358,296)
   Write-off of intangible asset                                     -           (300,000)
                                                           -----------        -----------
        Total other expense                                   (345,019)          (658,059)
                                                           -----------        -----------
Income before provision for income taxes                     1,692,065            720,682
Income tax expense                                            (623,000)          (192,448)
                                                           -----------        -----------
Net income                                                 $ 1,069,065        $   528,234
                                                           ===========        ===========














   The accompanying notes are an integral part of these consolidated financial statements.

                  ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
           Consolidated Statements of Changes in Stockholders' Equity
             For the Periods Ended April 3, 2005 and April 4, 2004




                                                        Common          Retained
                                                         Stock          Earnings            Total
                                                       ---------       ----------        ----------
Balance at March 30, 2003, as previously reported      $ 500,000       $  162,403        $  662,403
   Prior period adjustment, net of tax effect                  -         (160,517)         (160,517)
                                                       ---------       ----------        ----------
Balance at March 30, 2003, as restated                   500,000            1,886           501,886
   Net income, as restated                                     -          528,234           528,234
                                                       ---------       ----------        ----------
Balance at April 4, 2004, as restated                    500,000          530,120         1,030,120
   Net income                                                  -        1,069,065         1,069,065
                                                       ---------       ----------        ----------
Balance at April 3, 2005                               $ 500,000       $1,599,185        $2,099,185
                                                       =========       ==========        ==========








   The accompanying notes are an integral part of these consolidated financial statements.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
             For the Periods Ended April 3, 2005 and April 4, 2004



                                                                                2004
                                                                 2005         Restated
                                                               (52 week       (53 week
                                                                period)        period)
                                                              -----------    -----------
Cash flows from operating activities
  Net income                                                  $ 1,069,065    $   528,234
  Adjustments to reconcile net income to net
    cash provided by operating activities
    Depreciation and amortization of property and equipment       738,449        738,393
    Amortization of intangible asset                               30,652         30,652
    Write-off of intangible asset                                       -        300,000
    Loss on disposal of property and equipment                          -        139,936
    Deferred income taxes                                           2,000         25,648
    Changes in operating assets and liabilities
      Investments                                                    (278)         1,318
      Trade receivables, net                                      256,803       (322,958)
      Related party receivable                                    (67,339)         4,122
      Income and VAT taxes receivable                               7,684         79,282
      Note receivable, trade, net                                (460,462)             -
      Inventory, net                                              (22,128)    (1,610,531)
      Prepaid expenses                                             45,616        (38,930)
      Deposits                                                    (58,772)        19,296
      Accounts payable                                           (490,632)       899,459
      Accrued liabilities                                         (22,496)       (49,779)
      Accrued interest to stockholders                                  -       (133,333)
      Income taxes payable                                        272,272        166,000
      Deferred rent                                                36,734         67,184
                                                              -----------    -----------
Net cash provided by operating activities                       1,337,168        843,993
                                                              -----------    -----------
Cash flows from investing activities
  Purchase of intangible asset                                          -       (300,000)
  Purchase of property and equipment                             (263,410)      (146,104)
  Proceeds from sale of property and equipment                          -            900
                                                              -----------    -----------
Net cash used in investing activities                            (263,410)      (445,204)
                                                              -----------    -----------

Cash flows from financing activities
  Net repayments on line of credit                               (311,907)      (598,248)
  Borrowings on note payable                                            -        625,000
  Repayments on note payable                                     (521,167)      (364,583)
  Principal payments on capital lease obligations                (194,582)       (80,697)
                                                              -----------    -----------
Net cash used in financing activities                          (1,027,656)      (418,528)
                                                              -----------    -----------
Net increase (decrease) in cash                                    46,102        (19,739)

Cash at beginning of year                                          10,964         30,703
                                                              -----------    -----------
Cash at end of year                                           $    57,066    $    10,964
                                                              ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                         April 3, 2005 and April 4, 2004


1.   Nature of Operations and Summary of Significant Accounting Policies

     Nature of operations

     Able Electronics Corporation and Subsidiary (the "Company") was incorporated on November 11, 1999 under the laws of the State of California. The Company manufactures circuit boards for the telecommunications, networking, semiconductor testing, medical instruments, computer peripherals, industrial controls and genetic research industries. The Company's headquarters and main manufacturing facility are located in Hayward, California. The Company also has a manufacturing facility located in Tijuana, Mexico. The Company sells to customers located throughout the United States.

     Principles of consolidation

     The accompanying consolidated financial statements include the accounts of Able Electronics Corporation and its wholly owned subsidiary: Able Mex. Significant intercompany transactions and accounts have been eliminated in the consolidation. The United States dollar is the functional currency for the Company's Mexico operations. The effect on the consolidated statements of income of transaction and translation gains and losses is insignificant for all years presented.

     Fiscal year

     The Company's fiscal year ends on the Sunday after March 31st. The accompanying consolidated financial statements are presented for the 52- and 53-week periods ended April 3, 2005 and April 4, 2004, respectively.

     Revenue and cost recognition

     Revenue from sales of products and the related cost of products sold are recognized when the product is shipped and title and risk of loss have passed to the customer. Sales are reduced for estimated sales returns and discounts provided to customers.

     Cash

     The Company maintains a single U.S. bank account for its Hayward operations and separate operating accounts in Mexico for its Tijuana operations. The U.S. bank account is maintained daily at a zero balance through an automatic sweep process. Under this process, deposits to the account automatically reduce borrowings under the Company's operating line of credit while checks presented to the bank for payment increase borrowings under the line of credit. Checks which have been issued by the Company in payment of obligations but which have not yet been presented to the bank for payment are reported as a component of accounts payable in the accompanying financial statements.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                         April 3, 2005 and April 4, 2004


1.   Nature of Operations and Summary of Significant Accounting Policies
     (continued)

     Cash (continued)

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     The Company's cash not federally insured at April 3, 2005 amounted to approximately $70,000.

     Investments

     Investments, consisting of marketable equity securities, are accounted for as trading securities and are stated at fair value. Unrealized gains and losses are included in income from operations.

     Allowance for doubtful accounts

     Based on historical write-offs, overall economic conditions and the current aging status of its customers, the Company has established an allowance for doubtful accounts at a level considered adequate to cover anticipated credit losses on outstanding trade accounts and notes receivable.

     Accounts and notes receivable consists of trade receivables stated net of an allowance for doubtful accounts.

     Inventory

     Inventory consists of raw materials, work-in-process, and finished goods, which are stated at the lower of cost or market, net of a reserve for obsolete or slow-moving inventory. Cost is determined by the first-in, first-out method. Manufacturing overhead and general and administrative costs have been allocated to inventory. The reserve for obsolete or slow-moving inventory was $60,864 and $57,927 as of April 3, 2005 and April 4, 2004, respectively.

     Shipping and handling costs

     Shipping and handling costs are included in cost of sales.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                         April 3, 2005 and April 4, 2004


1.   Nature of Operations and Summary of Significant Accounting policies
     (continued)

     Property and equipment

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to ten years. Leasehold improvements are amortized over the shorter of the useful life of the improvement or the term of the lease. Maintenance and repairs are charged to expense in the period incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income for the period. Whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recovered, the Company, using its best estimates and projections, reviews the carrying value of long-lived identifiable assets for impairment. When impairment is identified, the loss is recognized and the asset's carrying value is reduced to its estimated fair value.

     Intangible asset

     The Company acquired an intangible asset through the purchase of an exclusive right to manufacture products of Astec America Corporation in March 2002. This intangible asset is amortized over its estimated useful life of 3 years using the straight-line method. Amortization expense for the years ended April 3, 2005 and April 4, 2004 was $30,652.

     In June 2003, the Company acquired an intangible asset through the purchase of an exclusive right to perform repair, warranty and related services with ACE, a company commonly controlled by the majority stockholders of the Company. In March 2004, management determined that this asset was impaired and wrote-off the remaining intangible asset balance of $300,000.

     Warranty

     Warranty costs are expensed as incurred and have not been material to date.

     Deferred rent

     The Company computes rent expense on a straight-line basis for operating leases that contain certain provisions for scheduled rent increases over the lease term. The difference between rent expense and rent payments over the lease term is recorded as a deferred rent liability.

     Income taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due or refundable, plus deferred taxes.



                                       -9

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                         April 3, 2005 and April 4, 2004


1.   Nature of Operations and Summary of Significant Accounting policies
     (continued)

     Income taxes (continued)

     Deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, at the currently enacted statutory rates. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date.

     Use of estimates

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses for the reporting periods. Accordingly, actual results could differ from those estimates.

     Uses of estimates include, but are not limited to, standard inventory costs, inventory valuation reserves, allocation of overhead costs to inventory, estimates for allowances for doubtful receivables, valuation and amortization of intangible assets, and depreciation. Because of the inherent uncertainties in estimating, it is at least reasonably possible that the Company's estimates will change in the near term.

     Reclassifications

     Certain 2004 balances have been reclassified to conform to the 2005 presentation.


2.   Note Receivable, Trade

     Note receivable, trade reflects an agreement between the Company and a customer under which the customer will make 52 weekly payments to repay the full balance of trade receivables. The agreement requires the customer to make principal only payments, without interest charges. The fair value of the note receivable is estimated as the value of the discounted future cash flows of the loan, using an interest rate of 20%.

     Current shipments to this customer are being made on a cash-on-delivery basis. The customer filed its Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2004 on March 23, 2005, which included a going concern emphasis paragraph in the independent auditor's opinion. In this Form 10-K, the customer indicated their cash reserves would be exhausted by or near the end of the March 31, 2005 quarter and further indicated it had no formal, committed financing arrangements available, other than a highly-restricted bank line of credit, to mitigate this projected cash shortfall. On March 28, 2005, the customer announced it had received a $250,000 loan in the form of a promissory note.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        April 3, 2005 and April 4, 2004



2.    Note Receivable, Trade (continued)

      The Company has not provided an allowance for uncollectible amounts for the note receivable as it believes the full balance of the note will be collected. The Company's estimate of collectibility could change materially during fiscal 2006, requiring a charge to bad debt expense.


3.    Inventory

      The components of inventory are as follows:

                                                                             2005                  2004
                                                                          ---------            ----------
             Finished goods                                              $  464,275            $  403,789
             Work-in-process                                                778,113               988,518
             Raw materials                                                2,698,308             2,523,324
                                                                         ----------             ---------
                                                                          3,940,696             3,915,631
             Less: inventory reserve                                        (60,864)              (57,927)
                                                                         ----------             ---------
                                                                         $3,879,832            $3,857,704
                                                                         ==========            ==========

4.    Property and Equipment

      Property and equipment consists of the following:

                                                                            2005                   2004
                                                                          ---------            ----------
             Computer hardware and software                              $  548,648            $  502,311
             Machinery and equipment                                      2,762,010             2,695,955
             Furniture and fixtures                                          70,924                70,924
             Leasehold improvements                                         682,737               610,701
             Equipment under capital leases                                 651,927               649,144
             Automobile                                                      50,174                50,174
             Construction in process                                         76,199                     -
                                                                         ----------            -----------
                                                                          4,842,619             4,579,209
             Less: accumulated depreciation and amortization             (3,170,394)           (2,431,945)
                                                                         ----------            -----------
                                                                         $1,672,225            $ 2,147,264
                                                                         ==========            ===========


                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        April 3, 2005 and April 4, 2004


4.    Property and Equipment (continued)

      Depreciation totaled $738,449 and $738,393 for the periods ended April 3, 2005 and April 4, 2004, respectively. Assets under capital lease obligations, net of the related accumulated amortization totaled $499,903 and $657,506, respectively, at April 3, 2005 and April 4, 2004.


5.    Line of Credit

      The Company maintains a $3,750,000 line of credit with a financial institution, which incurs interest on borrowings under the line at the financial institution's base rate plus 0.75%. The effective rate was 6.5% and 4.75% at April 3, 2005 and April 4, 2004, respectively. The outstanding principal was $3,156,642 and $3,468,549 at April 3, 2005 and April 4, 2004, respectively. Under the credit agreement, the Company is required to maintain certain financial ratios and other covenants. The Company was not in compliance with these financial ratios at April 3, 2005 and April 4, 2004 and has obtained a waiver of such covenants from the lender. The line is collateralized by substantially all of the assets of the Company.


6.    Notes Payable

      The Company has a note payable to a financial institution. The principal balance was $416,333 and $937,500 at April 3, 2005 and April 4, 2004,
      respectively. The note expires in May 2006 and requires monthly payments of $34,722 plus accrued interest at the financial institution's base rate plus 2%. The effective rate was 7.25% and 6.0% at April 3, 2005 and April 4, 2004, respectively. Under the loan agreement, the Company is required to maintain certain financial ratios and other covenants. The Company was not in compliance with these financial ratios at April 3, 2005 and April 4, 2004 and has obtained a waiver of such covenants from the lender.

      The Company has notes payable due to its stockholders in the amount of $1,000,000 at April 3, 2005 and April 4, 2004, respectively. The notes accrue interest on the unpaid principal at a rate of 10% per annum. Interest is paid quarterly. Unpaid principal is due in 2006. There was no accrued interest to stockholders at April 3, 2005 and April 4, 2004, respectively.


7.    Lease Obligations

      Certain equipment is financed under capital leases, which expire in 2007. The Company also leases equipment, office and warehouse space under operating lease agreements expiring at various dates through 2010.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        April 3, 2005 and April 4, 2004



7.    Lease Obligations (continued)


      The following is a schedule of future minimum lease payments under noncancelable capital and operating leases at April 3, 2005, together with the present value of minimum lease payments:

                                                                Capital             Operating
                                                                Leases                Leases
                                                               --------             ---------
2006                                                          $ 233,265            $  937,100
2007                                                            194,387               970,000
2008                                                                  -               999,000
2009                                                                  -               926,000
2010                                                                  -               963,100
                                                              ---------            ----------
Total minimum lease payments                                    427,652            $4,795,200
Less: amounts representing interest                             (30 003)           ==========
                                                              ---------
Present value of minimum lease payments                         397,649
Less: current maturities                                       (209 965)
                                                              ---------
Long term capital lease obligations                           $ 187,684
                                                              =========


      Operating lease commitments include amounts due under a three-year lease agreement signed after year end, but commencing April 1, 2005 for the Company's Mexico manufacturing facility. The agreement requires monthly payments of approximately $9,000.

      The Company subleases a portion of its Hayward office on a month-to-month basis. Rental expense under operating lease agreements, net of sublease income, totaled $877,019 and $808,353 for the periods ended April 3, 2005 and April 4, 2004, respectively.


8.    Income Taxes

      The provision for income tax expense presented in the consolidated financial statements consists of the following:

                                                                  2005                   2004
                                                                --------               --------
Federal current                                                 $506,000               $118,000
State current                                                    109,000                 48,000
Federal and state deferred                                         8,000                 26,448
                                                                --------               --------
                                                                $623,000               $192,448
                                                                ========               ========


                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        April 3, 2005 and April 4, 2004


8.   Income Taxes (continued)

     Deferred income taxes result from temporary differences in the recognition of certain income and expense items for tax and financial reporting purposes.

     These differences are as follows:

                                              2005        2004
                                              ----        ----
         Allowance for doubtful accounts   $   4,000    $  17,000
         State income tax                     19,000       (4,000)
         Accrued vacation expense             56,000       65,000
         Inventory reserve                    26,000       25,000
         Depreciation                        (89,000)     (93,000)
         Amortization                         32,000       21,000
         State net operating loss                -         35,000
         Deferred rent                       169,000      153,000
                                           ---------    ---------
                                           $ 217,000    $ 219,000
                                           =========    =========

     The effective income tax rate for the periods ended April 3, 2005 and April 4, 2004 was 37% and 28%. The difference between the statutory U.S. federal income tax rate of 34% and the Company's effective tax rate is due to revenue generated from the Tijuana facility, which is taxed by the government of Mexico.


9.   Retirement Plan

     The Company offers a 401(k) plan to all eligible employees. Employees are permitted to make tax-deferred contributions into the 401(k) plan up to limits established by the Internal Revenue Service. Additionally, the Company may elect to make discretionary contributions to the Plan. The Company did not make a discretionary contribution to the Plan for the periods ended April 3, 2005 and April 4, 2004, respectively.


10.  Related Party Transactions

     The Company leases its Hayward facility from an entity that is commonly controlled by the majority stockholders of the Company. The lease requires monthly payments ranging from $62,183 to $81,829 through 2010. Rental charges paid to related parties are comparable to market rate rents. The future minimum lease payments due under this lease are included in the disclosures in Note 7.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                         April 3, 2005 and April 4, 2004


10.  Related Party Transactions (continued)

     The Company has notes payable to its stockholders in the amount of $1,000,000 (see Note 6).

     In June 2003, the Company acquired an intangible asset through the purchase of an exclusive right to perform repair, warranty and related services with ACE, a company commonly controlled by the majority stockholders of the Company. In March 2004, management determined that this asset was impaired and wrote-off the remaining intangible asset balance of $300,000.


11.  Supplemental Disclosures of Cash Flow Information

                                                     2005            2004
                                                     ----            ----

           Cash paid during the year for
                Interest                           $345,886       $491,629
                Income taxes                       $342,728       $    800

     In 2004 the Company acquired $627,230 in property and equipment through capital lease financing.


12.  Concentration

     During 2005, three customers accounted for 41% of the Company's revenues and 42% of the Company's accounts receivable balance at April 3, 2005. During 2004, three customers accounted for 36% of the Company's revenues and 43% of the Company's accounts receivable balance at April 4, 2004. As described in footnote No. 2, one of the Company's customers which accounted for 18% of 2005 revenue has been placed on cash-on-delivery terms and has disclosed liquidity issues in its Form 10-K filing for the year ended December 31, 2004 which was filed on March 23, 2005.

     Due to the large volume of sales to these customers, the Company's revenue base and the recoverability of a significant portion of its receivables depend to some extent on the economic condition of the industries in which each customer operates. These customers operate in the medical, health and fitness, networking and electronics industries.


13.  Commitments and Contingencies

     On March 17, 2005, the stockholders of the Company entered into a memorandum of terms for investment to sell 100% of their respective interests in the Company.

                   ABLE ELECTRONICS CORPORATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                         April 3, 2005 and April 4, 2004



14.  Prior Period Adjustment

     The Company's previously reported 2004 net income and stockholders' equity at April 4, 2004 was adjusted to record previously unrecorded deferred rent. This adjustment, net of related income tax, reduced previously reported net income and stockholders' equity by $160,517.


15.  Subsequent Event

     Subsequent to year-end, the Company entered into a capital lease of machinery and equipment. The lease calls for monthly payments of approximately $11,000 and expires in 2010.